Exhibit 99.1

LIBERTY BROADBAND REPORTS
SECOND QUARTER 2023 FINANCIAL RESULTS

Englewood, Colorado, August 4, 2023 – Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) today reported second quarter 2023 results.

Headlines include(1):

●	Fair value of Charter investment was $17.3 billion as of June 30th
●	Liberty Broadband did not sell Charter shares to Charter from May 1st through July 31st as its fully diluted equity interest in Charter remained below 26%(2)
●	Liberty Broadband received a $25 million dividend from GCI subsequent to quarter-end on July 5th; $65 million received year-to-date
●	In the second quarter, GCI(3) increased revenue 3% to $245 million, generated $32 million in operating income and grew Adjusted OIBDA(4) 2% to $92 million

Share Repurchases

There were no repurchases of Liberty Broadband’s common stock (Nasdaq: LBRDA, LBRDK) from May 1, 2023 through July 31, 2023. The total remaining repurchase authorization for Liberty Broadband as of August 1, 2023 is approximately $2.0 billion.

Charter Ownership

Under the terms of Liberty Broadband and Charter’s stockholder agreement, Liberty Broadband has sold and will continue to sell to Charter a number of shares of Class A common stock as is necessary to maintain Liberty Broadband’s percentage equity interest at 26% on a fully diluted basis. Such sales are executed by Liberty Broadband monthly based on Charter’s repurchase activity in the month prior.

From May 1, 2023 through July 31, 2023, Liberty Broadband did not sell any Charter shares to Charter as its fully diluted equity interest in Charter for the period was below 26%.

Balance Sheet

The following presentation is provided to separately identify cash and liquid investments, debt and public holdings of Liberty Broadband as of March 31, 2023 and June 30, 2023.

(amounts in millions)	3/31/2023	6/30/2023
Cash and Cash Equivalents:
GCI Holdings	$59	$60
Corporate and Other	110	21
Total Liberty Broadband Consolidated Cash	$169	$81

Fair Value of Public Holdings in Charter(a)	$16,843	$17,303

Debt:
Senior Notes(b)	$600	$600
Senior Credit Facility	396	396
Tower Obligations and Other(c)	93	92
Total GCI Holdings Debt	$1,089	$1,088
GCI Leverage(d)	2.9x	3.0x

Charter Margin Loan	$1,400	$1,475
3.125% Exchangeable Senior Debentures due 2053(e)	1,265	1,265
1.25% Exchangeable Senior Debentures due 2050(e)	2	2
Total Corporate Level Debt	$2,667	$2,742

Total Liberty Broadband Debt	$3,756	$3,830
Fair market value adjustment and deferred loan costs	11	(9)
Tower obligations and finance leases (excluded from GAAP Debt)	(88)	(87)
Total Liberty Broadband Debt (GAAP)	$3,679	$3,734

Other Financial Obligations:
Indemnification Obligation(f)	$29	$10
Preferred Stock(g)	180	180

a)	Represents fair value of the investment in Charter as of March 31, 2023 and June 30, 2023. A portion of the Charter equity securities are considered covered shares and subject to certain contractual restrictions in accordance with the indemnification obligation, as described below.
b)	Principal amount of Senior Notes.
c)	Includes the Wells Fargo Note Payable and current and long-term obligations under tower obligations and finance leases.
d)	As defined in GCI's credit agreement.
e)	Principal amount of Senior Exchangeable Debentures exclusive of fair market value adjustments.
f)	Indemnity to Qurate Retail, Inc. (“Qurate Retail”), pursuant to an indemnification agreement (the "indemnification agreement"), with respect to the Liberty Interactive LLC ("LI LLC") 1.75% exchangeable debentures due 2046 (the "LI LLC Charter exchangeable debentures"), as described below. LI LLC is a wholly owned subsidiary of Qurate Retail.
g)	Liquidation value of preferred stock. Preferred stock has a 7% coupon, $25/share liquidation preference plus accrued and unpaid dividends and 1/3 vote per share. The redemption date is the first business day following March 8, 2039. The preferred stock is considered a liability for GAAP purposes.

Liberty Broadband cash decreased $88 million in the second quarter primarily due to litigation settlements, the purchase of investments and taxes paid during the period. GCI cash remained flat in the second quarter as cash from operations was offset by capital expenditures and the RHC program litigation settlement.

Liberty Broadband debt increased $74 million in the second quarter due to additional borrowing under the Charter margin loan. There is $825 million of available capacity under the Charter margin loan. On May 17, 2023, Liberty Broadband entered into an amended Charter margin loan with an extended maturity date of May 2026 and a 1.875% spread to SOFR, among other modifications. GCI’s credit facility has undrawn capacity of $397 million (net of letters of credit), and GCI’s leverage as defined in its credit agreement is 3.0x.

Liberty Broadband has an indemnification agreement with Qurate Retail with respect to the LI LLC Charter exchangeable debentures. Pursuant to the indemnification agreement, Liberty Broadband will be required to indemnify LI LLC for any payments made to a holder of such debentures that exercises its exchange right on or before the put/call date of October 5, 2023 in excess of the sum of the adjusted principal amount of such debentures plus certain estimated tax benefits to Qurate Retail, if any, resulting from the exchange. This indemnity is supported by a negative pledge in favor of Qurate Retail on the reference shares of Class A common stock of Charter held at Liberty Broadband that underlie the LI LLC Charter exchangeable debentures. The indemnification obligation on Liberty Broadband’s balance sheet is valued based on the estimated exchange feature in the LI LLC Charter exchangeable debentures. As of June 30, 2023, holders of the LI LLC Charter exchangeable debentures have the ability to exchange their debentures, and accordingly, the indemnification obligation is classified as a current liability. During the three months ended June 30, 2023, indemnification payments of $1 million were made by Liberty Broadband to Qurate Retail in connection with exchanges of $94 million principal amount of the LI LLC Charter exchangeable debentures that settled in the quarter.

GCI Operating and Financial Results

	2Q22	2Q23	% Change
(amounts in millions, except operating metrics)
GCI Consolidated Financial Metrics
Revenue
Consumer	$117	$117	—%
Business	121	128	6%
Total revenue	$238	$245	3%

Operating income	$10	$32	220%
Operating income margin (%)	4.2%	13.1%	890	bps

Adjusted OIBDA(a)	$90	$92	2%
Adjusted OIBDA margin(a) (%)	37.8%	37.6%	(20)	bps

GCI Consumer
Financial Metrics
Revenue
Data	$57	$59	4%
Wireless	47	48	2%
Other	13	10	(23)%
Total revenue	$117	$117	—%
Operating Metrics
Data:
Cable modem subscribers(b)	154,500	159,600	3%
Wireless:
Lines in service(c)	194,000	201,100	4%

GCI Business
Financial Metrics
Revenue
Data	$97	$106	9%
Wireless	13	13	—%
Other	11	9	(18)%
Total revenue	$121	$128	6%

a)	See reconciling schedule 1.
b)	A cable modem subscriber is defined by the purchase of cable modem service regardless of the level of service purchased. If one entity purchases multiple cable modem service access points, each access point is counted as a subscriber. Data cable modem subscribers as of June 30, 2023 include 1,100 subscribers that were reclassified from GCI Business to GCI Consumer subscribers in the first quarter of 2023 and are not new additions.
c)	A wireless line in service is defined as a wireless device with a monthly fee for services. Wireless lines in service as of June 30, 2023 include 1,400 lines that were reclassified from GCI Business to GCI Consumer lines in the first quarter of 2023 and are not new additions.

Unless otherwise noted, the following discussion compares financial information for the three months ended June 30, 2023 to the same period in 2022.

GCI revenue was up 3% in the second quarter. Consumer revenue was flat driven by continued strength in demand for consumer data and wireless, offset by declines in voice and video revenue. Business revenue was up 6% with significant growth in data revenue primarily driven by sales to rural health care and schools due to service upgrades as well as new customer growth.

Operating income increased by $22 million in the second quarter primarily due to lapping the $10 million litigation settlement accrual in the prior year period as well as lower depreciation expense as certain assets were fully depreciated in 2022. Adjusted OIBDA grew 2% due to the growth in business data revenue, partially offset by cost inflation.

In the second quarter, GCI spent $41 million on net capital expenditures. Capital expenditure spending was related primarily to improvements to the wireless and hybrid fiber coax networks. GCI's net capital expenditures for the full year 2023 are expected to be approximately $185 million related to increased investment in middle mile and last mile data connectivity, including network expansion in rural Alaska.

FOOTNOTES

1)

Liberty Broadband will discuss these highlights and other matters on Liberty Broadband's earnings conference call that will begin at 11:15 a.m. (E.T.) on August 4, 2023. For information regarding how to access the call, please see “Important Notice” later in this document.

2)	Calculated pursuant to the stockholder agreement between Liberty Broadband and Charter Communications, Inc. ("Charter").
3)	Liberty Broadband’s principal operating asset is GCI Holdings, LLC (“GCI” or “GCI Holdings”), Alaska's largest communications provider. Liberty Broadband also holds an interest in Charter.
4)	For a definition of Adjusted OIBDA and Adjusted OIBDA margin and applicable reconciliations, see the accompanying schedules.

NOTES

LIBERTY BROADBAND FINANCIAL METRICS

(amounts in millions)	2Q22	2Q23
Revenue
GCI Holdings	$238	$245
Corporate and other(a)	1	—
Total Liberty Broadband Revenue	$239	$245

Operating Income (Loss)
GCI Holdings	$10	$32
Corporate and other(a)	(11)	(9)
Total Liberty Broadband Operating Income (Loss)	$(1)	$23

Adjusted OIBDA
GCI Holdings	$90	$92
Corporate and other(a)	(7)	(5)
Total Liberty Broadband Adjusted OIBDA	$83	$87

a)	Corporate and other included Skyhook Holdings, Inc. until its sale on May 2, 2022.

Important Notice: Liberty Broadband (Nasdaq: LBRDA, LBRDK, LBRDP) will discuss Liberty Broadband’s earnings release on a conference call which will begin at 11:15 a.m. (E.T.) on August 4, 2023. The call can be accessed by dialing (877) 407-3944 or (412) 902-0038, passcode 13736991, at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertybroadband.com/investors/news-events/ir-calendar. Links to this press release and replays of the call will also be available on Liberty Broadband’s website.

This press release includes certain forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, capital expenditures, matters relating to Liberty Broadband’s equity interest in Charter and Charter’s buyback of common stock, Liberty Broadband’s participation in Charter’s buyback of common stock, indemnification by Liberty Broadband, the continuation of our stock repurchase program and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Broadband, changes in law and government regulations, the availability of investment opportunities, general market conditions (including as a result of inflationary pressures) and market conditions conducive to stock repurchases. These forward-looking statements speak only as of the date of this press release, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Broadband and about the risks and uncertainties related to Liberty Broadband which may affect the statements made in this press release.

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Broadband (and certain of its subsidiaries) and GCI Holdings together with a reconciliation to that entity or such businesses’ operating income, as determined under GAAP. Liberty Broadband defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, transaction costs, separately reported litigation settlements, restructuring and impairment charges. Further, this press release includes Adjusted OIBDA margin which is also a non-GAAP financial measure. Liberty Broadband defines Adjusted OIBDA margin as Adjusted OIBDA divided by revenue.

Liberty Broadband believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business' performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, Liberty Broadband views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Broadband’s management considers in assessing the results of operations and performance of its assets. Please see the tables below for applicable reconciliations.

SCHEDULE 1

The following table provides a reconciliation of GCI’s operating income to its Adjusted OIBDA for the three months ended June 30, 2022 and June 30, 2023.

GCI HOLDINGS ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	2Q22	2Q23
GCI Holdings Operating Income	$10	$32
Depreciation and amortization	66	56
Stock-based compensation	4	4
Litigation settlement(a)	10	—
GCI Holdings Adjusted OIBDA	$90	$92

a)	GCI recorded a $10 million settlement expense in June 2022 related to legal proceedings with the DOJ on Rural Healthcare matters that commenced in 2019. The legal proceedings were finalized and settlement payments were made in the second quarter of 2023.

SCHEDULE 2

The following table provides a reconciliation of operating income (loss) calculated in accordance with GAAP to Adjusted OIBDA for Liberty Broadband for the three months ended June 30, 2022 and June 30, 2023.

LIBERTY BROADBAND ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	2Q22	2Q23
Liberty Broadband Operating Income (Loss)	$(1)	$23
Depreciation and amortization	65	56
Stock-based compensation	9	8
Litigation settlement(a)	10	—
Liberty Broadband Adjusted OIBDA (Loss)	$83	$87
GCI Holdings	$90	$92
Corporate and other	(7)	(5)

a)	GCI recorded a $10 million settlement expense in June 2022 related to legal proceedings with the DOJ on Rural Healthcare matters that commenced in 2019. The legal proceedings were finalized and settlement payments were made in the second quarter of 2023.

LIBERTY BROADBAND CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(unaudited)

	June 30,	December 31,
	2023	2022

	amounts in millions,
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$81	375
Trade and other receivables, net of allowance for credit losses of $5 and $4, respectively	183	201
Prepaid and other current assets	129	84
Total current assets	393	660
Investment in Charter, accounted for using the equity method	11,916	11,433
Property and equipment, net	1,013	1,011
Intangible assets not subject to amortization
Goodwill	755	755
Cable certificates	550	550
Other	37	37
Intangible assets subject to amortization, net	492	516
Other assets, net	253	180
Total assets	$15,409	15,142

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$92	92
Deferred revenue	24	20
Current portion of debt, including $2 and $1,373 measured at fair value, respectively	5	1,376
Indemnification obligation	10	50
Other current liabilities	63	137
Total current liabilities	194	1,675
Long-term debt, net, including $1,233 and zero measured at fair value, respectively	3,729	2,425
Obligations under tower obligations and finance leases, excluding current portion	84	86
Long-term deferred revenue	63	63
Deferred income tax liabilities	2,146	2,040
Preferred stock	202	202
Other liabilities	152	150
Total liabilities	6,570	6,641
Equity
Series A common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 18,230,229 and 18,528,468 at June 30, 2023 and December 31, 2022, respectively	—	—
Series B common stock, $.01 par value. Authorized 18,750,000 shares; issued and outstanding 2,028,632 and 2,106,636 at June 30, 2023 and December 31, 2022, respectively	—	—
Series C common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 125,954,241 and 125,962,296 at June 30, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	3,286	3,318
Accumulated other comprehensive earnings (loss), net of taxes	56	9
Retained earnings	5,476	5,155
Total stockholders' equity	8,819	8,483
Non-controlling interests	20	18
Total equity	8,839	8,501
Commitments and contingencies
Total liabilities and equity	$15,409	15,142

LIBERTY BROADBAND CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION

(unaudited)

	Three months ended
	June 30,
	2023	2022

	amounts in millions, except per share amounts
Revenue	$245	239
Operating costs and expenses:
Operating expense (exclusive of depreciation and amortization shown separately below)	59	60
Selling, general and administrative, including stock-based compensation	107	105
Depreciation and amortization	56	65
Litigation settlement	—	10
	222	240
Operating income (loss)	23	(1)
Other income (expense):
Interest expense (including amortization of deferred loan fees)	(52)	(30)
Share of earnings (losses) of affiliate	318	386
Gain (loss) on dilution of investment in affiliate	(5)	(11)
Realized and unrealized gains (losses) on financial instruments, net	40	77
Gain (loss) on dispositions, net	—	179
Other, net	2	(18)
Earnings (loss) before income taxes	326	582
Income tax benefit (expense)	(74)	(117)
Net earnings (loss)	252	465
Less net earnings (loss) attributable to the non-controlling interests	—	—
Net earnings (loss) attributable to Liberty Broadband shareholders	$252	465
Basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$1.73	2.89
Diluted net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$1.71	2.87

LIBERTY BROADBAND CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(unaudited)

	Six months ended
	June 30,
	2023	2022

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$321	764
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation and amortization	114	129
Stock-based compensation	16	18
Litigation settlement	—	10
Share of (earnings) losses of affiliate, net	(566)	(689)
(Gain) loss on dilution of investment in affiliate	32	67
Realized and unrealized (gains) losses on financial instruments, net	74	(214)
Deferred income tax expense (benefit)	95	1
(Gain) loss on dispositions, net	—	(179)
Other, net	(2)	(3)
Change in operating assets and liabilities:
Current and other assets	(40)	113
Payables and other liabilities	(99)	1
Net cash provided by (used in) operating activities	(55)	18
Cash flows from investing activities:
Capital expenditures	(97)	(78)
Grant proceeds received for capital expenditures	2	—
Cash received for Charter shares repurchased by Charter	42	1,806
Cash proceeds from dispositions, net	—	163
Cash released from escrow related to dispositions	23	—
Purchases of investments	(53)	—
Other investing activities, net	2	4
Net cash provided by (used in) investing activities	(81)	1,895
Cash flows from financing activities:
Borrowings of debt	1,451	300
Repayments of debt, tower obligations and finance leases	(1,545)	(203)
Repurchases of Liberty Broadband common stock	(40)	(1,890)
Indemnification payment to Qurate Retail	(25)	—
Other financing activities, net	(2)	(3)
Net cash provided by (used in) financing activities	(161)	(1,796)
Net increase (decrease) in cash, cash equivalents and restricted cash	(297)	117
Cash, cash equivalents and restricted cash, beginning of period	400	206
Cash, cash equivalents and restricted cash, end of period	$103	323